The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 27, 2014

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-196543

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 16, 2014)

Shares

Common Stock

We are offering                              shares of our common stock. Our common stock is listed on the NYSE MKT under the symbol “IG.” On June 25, 2014, the last reported sale price of our common stock on the NYSE MKT was $5.54 per share.

Investing in our common stock involves risks. See the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to us, before expenses	$	$

(1)	In addition, we have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on page S-24 of this prospectus supplement for additional information.

We have granted the underwriters an option to buy up to an additional      shares of common stock from us at the public offering price, less the underwriting discounts and commissions, at any time and from time to time during the 30-day period from the date of this prospectus supplement to cover over-allotments, if any.

The underwriters expect to deliver the shares of common stock against payment therefor on or about July     , 2014.

Joint Book-Running Managers

Roth Capital Partners	Oppenheimer & Co.

The date of this prospectus supplement is June    , 2014.

Prospectus Supplement

PROSPECTUS

Market data and industry statistics used in this prospectus supplement and the accompanying prospectus are based on independent industry publications and other publicly available information. Neither we nor the underwriters have independently verified, and neither we nor the underwriters guarantee, the accuracy of any of this information. Accordingly, you should not place undue reliance on this information.

Unless otherwise indicated or the context otherwise requires, in this prospectus supplement:

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·	“IGI,” the “Company,” “we,” “us” and “our” refer to IGI Laboratories, Inc.; and

·	the information in this prospectus supplement and the accompanying prospectus assumes that the underwriters do not exercise their over-allotment option.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission, or SEC, encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements might include one or more of the following:

·	anticipated results of financing activities;
·	anticipated agreements with marketing partners;
·	anticipated clinical trial timelines or results;
·	anticipated research and product development results;
·	projected regulatory timelines;
·	descriptions of plans or objectives of management for future operations, products or services;
·	forecasts of future economic performance; and
·	descriptions or assumptions underlying or relating to any of the above items.

Please also see the discussion of risks and uncertainties under the heading “Risk Factors” below.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to IGI Laboratories or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated June 16, 2014, included in the registration statement on Form S-3 (No. 333-196543). Since the accompanying prospectus provides general information about us, some of the information may not apply to this offering. This prospectus supplement describes the specific details regarding this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

You should not assume that the information contained in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates, or that the information contained in any document incorporated by reference in this prospectus is accurate as of any date other than the date on which that document was filed with the SEC.

Neither we nor the underwriters are not making an offer to sell the common stock in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of common stock in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on the information contained in the prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus we may authorize to be delivered to you. We have not authorized anyone to provide you with

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information that is different. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates, and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus regardless of the time of delivery of this prospectus supplement or any such free writing prospectus, or of any sale of our common stock.

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 PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information related to our business. Since it is a summary, this section may not contain all the information that you should consider before investing in our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, our Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and other filings with the SEC under the Exchange Act incorporated by reference in this prospectus supplement.

Our Company

We are a developer, manufacturer, and marketer of topical formulations. Our goal is to become a leader in the generic topical pharmaceutical market. Under our IGI label, we sell generic topical pharmaceutical products that are bioequivalent to their brand name counterparts. We also provide development, formulation, and manufacturing services to the pharmaceutical, over-the-counter, or OTC, and cosmetic markets.

Currently, we have two platforms for growth:

• Manufacturing, developing, and marketing a portfolio of generic pharmaceutical products in our own label in topical dosage forms; and

• increasing our current contract manufacturing and formulation services business.

In addition, we will continue to explore ways to accelerate our growth through the creation of unique opportunities from the acquisition of additional intellectual property and the expansion of the use of our existing intellectual property, including our licensed Novasome® technology.

In December 2012, we completed the implementation of our commercial infrastructure and launched our first generic topical pharmaceutical products under the IGI label. To date, we have filed nineteen Abbreviated New Drug Applications, or ANDAs, with the United States Food and Drug Administration, or FDA for additional pharmaceutical products. On March 12, 2014, we received our first approval from the FDA for an ANDA for the generic equivalent for lidocaine hydrochloride USP 4% topical solution. On May 7, 2014, we received tentative approval for our second ANDA, the generic equivalent for diclofenac sodium topical solution 1.5%. We expect to continue to expand our presence in the generic topical pharmaceutical market through the filing of additional ANDAs with the FDA and the subsequent launch of products as these applications are approved. Our target is to file at least ten ANDAs in 2014 through our internal research and development program. We will also seek to license or acquire further products, intellectual property, or ANDAs to expand our portfolio. On February 1, 2013, we acquired assets and intellectual property, including an ANDA, for econazole nitrate cream 1%, which we launched in September 2013.

We also develop, manufacture, fill, and package topical semi-solid and liquid products for branded and generic pharmaceutical customers as well as the OTC and cosmetic markets. These products are used in a wide range of applications from cosmetics and cosmeceuticals to the prescription treatment of conditions like dermatitis, psoriasis, and eczema.

Our Services and Products

IGI’s Generic Pharmaceutical Business

We have been in the contract manufacturing and development business for several years, offering both contract manufacturing and formulation services to our pharmaceutical, OTC, and cosmetic customers. In 2010, we leveraged our existing formulation capabilities and began the transformation from solely a contract manufacturing and development company into a generic pharmaceutical company. The foundation of our generic pharmaceutical business began in September 2010, when we filed our first ANDA with the FDA. From September 2010 to date, we have filed nineteen ANDAs, all for further expansion of our generic topical pharmaceutical portfolio of prescription products.

In December of 2011, we executed an agreement with one of our pharmaceutical partners, Medimetriks Pharmaceuticals, Inc., or Medimetriks, a branded specialty pharmaceutical company dedicated to the dermatology market. This agreement included our appointment as Medimetriks’ authorized generic, or AG, distributor for certain products. In order to prepare to launch our first IGI label products, in 2012, we began to build our commercial infrastructure. We finalized all our state licensing requirements, implemented our procedures with our third-party logistics partner, designed our sales order to cash administrative processes and added our first manager of national accounts to manage our sales. These processes led to the execution of our first contracts with large drug wholesalers, distributors and national retail chains. In October 2012, Medimetriks launched its first three products in its Synalar® (fluocinolone acetonide) line of prescription topical products and, on November 1, 2012, we gained authorization to launch generic distribution of certain of these products. In December 2012, we launched our first product, the AG for fluocinolone acetonide topical solution and, in January 2013, we successfully launched the AG for the fluocinolone acetonide ointment and cream. In June 2014, we launched the fourth product under this agreement, a lower potency version of fluocinolone acetonide cream.

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With the commercial infrastructure and the distribution channels in place, and three products successfully launched, we executed a product acquisition to expand our portfolio. On February 1, 2013, we acquired assets and intellectual property, including an ANDA, for econazole nitrate cream 1% from Prasco, LLC, a privately-held pharmaceutical company located in Ohio. Econazole nitrate cream 1%, which is available in 15 gram, 30 gram, and 85 gram tubes, has been approved by the FDA for the treatment of tinea pedis, tinea cruris, and tinea corporis, as well as the treatment of cutaneous candidiasis and tinea versicolor. The FDA gave approval of the manufacturing site transfer in Septermber 2013 and we began to manufacture the product at our facility. We launched the product in September 2013.

Our strategy is focused on the growth of our generic pharmaceutical business. We have filed nineteen ANDAs to date, and we have a number of additional product candidates in various stages of development. The addressable market, based on February 2014 IMS Health Reports data for the seventeen products we have pending at the FDA, totals approximately $465 million in annual sales. We expect to continue to expand our presence in the generic topical pharmaceutical market through the filing of additional ANDAs with the FDA and the subsequent launch of products as these applications are approved. Our target is to file ten ANDAs in 2014, and we have filed six to date this year. We will also seek to license or acquire further products, intellectual property, or ANDAs to expand our portfolio.

ANDAs are submitted to the FDA for generic drug products that are bioequivalent versions of innovator brand drug products. ANDA approval by the FDA allows for the interchangeability in the United States of the generic product with the innovator drug, meaning that the generic version may be substituted for the brand product by either a physician or pharmacist when dispensing a prescription. Our commercialization of each of these products is subject to approval of our ANDA applications by the FDA. The FDA reports that its current average review time is about 32 months and that there is a backlog of approximately 2,900 applications. The Generic Drug User Fee Amendment, or GDUFA, program that was implemented in 2012, is anticipated to reduce review times and the backlog.

Topical drugs are defined as those intended for local external application, meaning used on the skin, scalp, eyes, and ears. We believe that the topical market segment is an attractive niche due to a number of factors, including the aging of the US population. IMS Health data from February 2014 reports the US topical pharmaceutical market at $13.5 billion in annual sales, of which branded generics make up approximately $4.8 billion and generics make up approximately $4.5 billion, leaving significant room for growth by generic companies. The market for prescription generic topical products is dominated by a few large companies. We believe that there is room for IGI to compete in selected product areas.

The sponsor of an ANDA can reference the innovator’s original new drug application for safety and efficacy data, thus avoiding, in many cases, the costly studies required to demonstrate these qualities. However, the ANDA sponsor must demonstrate bioequivalence to the innovator drug product. For topical drugs, there are two means of addressing bioequivalence: by requesting a waiver from the FDA for certain older products and solutions, or by performing comparative clinical trials against the innovator products.

Contract Manufacturing and Development Business

Our contract manufacturing and development business includes two services: contract formulation and contract manufacturing. These services are offered to pharmaceutical, OTC, and cosmetic customers. For our pharmaceutical contract services customers, we formulate, test and/or manufacture prescription pharmaceutical products and medical devices. The products include pure cosmetic formulations sold by retail stores directly to the public as well as prescription drug formulations promoted directly to physicians. All contract manufacturing products are produced in our customer’s label.

Contract development involves developing topical formulations to satisfy a customer’s product request. Our experienced formulators can develop a novel formulation or replicate an existing formula through reverse engineering. We offer full support to the products we develop through developing test methods, full analytical services, manufacturing scale-up criteria, validation, and regulatory assistance. Upon completion of our contract formulation projects for a fee, we are often successful in obtaining the contract manufacturing services contract to manufacture the products we helped the customer develop. We have filed several 510(k) submissions with the FDA on behalf of our customers to approve the marketing and distribution of certain medical devices. In December of 2012, after completion of the required formulation and regulatory requirements, we filed two ANDAs on behalf of one of our pharmaceutical partners. In December 2013, we filed an ANDA associated with a generic topical pharmaceutical drug product, which will be licensed, marketed, and distributed by one of our large multi-national pharmaceutical partners. In June 2014, we filed an ANDA under a joint development and commercialization agreement with Impax Laboratories, Inc. In addition to the seventeen ANDAs we have pending at the FDA, we have a further four ANDAs pending approval at the FDA which we have filed under joint development and commercialization agreements with our partners.

We believe our quality contract manufacturing and development business provides a consistent and reliable source for products and services to our customers. We offer flexibility in batch sizing and package design, which gives our customer the opportunity to select the appropriate presentation for each product. Our high-speed packaging lines can accommodate a variety of tubes, bottles, pumps, and jars.

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We believe that our contract manufacturing and development business will continue to be an important component of our success. We believe our specialized services in topical dermatologic product forms and our high-quality formulation capabilities, set us apart from others in this competitive market space. An integral part of our strategy is to partner with leading pharmaceutical and skin care companies, and assist them in developing and manufacturing products for sale in the pharmaceutical, OTC and cosmetic markets. We will continue to seek out strategic partnerships, particularly with pharmaceutical partners.

Novasome® Technology Platform

We have an exclusive license for use of the patented Novasome® encapsulation technology in topical formulations, from Novavax, Inc., until December 11, 2015. The technology utilizes non-phospholipid structures for enhanced absorption via topical delivery of pharmaceuticals and cosmeceuticals. The Novasome® technology is inexpensive to manufacture, and its structures are stable, biodegradable, and can be highly hydrophobic or hydrophilic, making them suitable for a wide range of topical applications. Novasome® encapsulation has been demonstrated to provide the following benefits: improved product stability, reduced skin irritation, extended release of active ingredients, improved skin permeation, improved product aesthetics, and allowance of novel product forms.

Many of the Novasome® patents under this license have expired and more will expire before this license terminates on December 11, 2015. We have already filed our own patents based on this technology. An integral piece of this technology is manufacturing know-how which will not be lost as a result of the expiration of the license. As we continue to grow our generic pharmaceutical product portfolio, we believe that sales related to the Novasome® technology will continue to represent a small percentage of our business.

Corporate Information

We were incorporated in Delaware in 1977 under the name “IGI, Inc.” On May 7, 2008, our stockholders approved our name change from IGI, Inc. to IGI Laboratories, Inc. Our principal executive offices are located at 105 Lincoln Avenue, Buena, New Jersey 08310. Our telephone number is (856) 697-1441. We maintain a website at www.igilabs.com. We make available on or through our website our current and periodic reports, including any amendments to those reports, that are filed with the SEC in accordance with the Securities and Exchange Act of 1934, or the Exchange Act. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and other periodic reports. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The contents of our website are not incorporated by reference into this prospectus supplement and shall not be deemed “filed” under the Exchange Act.

We report financial information on a quarterly and fiscal year basis with the most recent being the fiscal year ended December 31, 2013. All references herein to a “fiscal year” or “Fiscal” refer to the applicable fiscal year ending December 31.

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The Offering

Common stock offered by us	shares

Over-Allotment Option	We have granted the underwriters an option to purchase up to an additional shares of common stock from us at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discounts and commissions, at any time and from time to time during the 30-day period from the date of this prospectus supplement to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering(1)	shares

Use of proceeds	We intend to use any proceeds from this offering received by us for general corporate purposes, including, without limitation, research and development, general and administrative, manufacturing and marketing expenses, potential not yet identified acquisitions of companies, products, ANDAs, technologies and assets that complement our business. Please refer to the section entitled “Use of Proceeds” for additional information.

Risk Factors	Before investing in our common stock, you should carefully read and consider the information set forth under the heading “Risk Factors” on page S-7 of this prospectus supplement, the accompanying prospectus, and in our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the three months ended March 31, 2014 and other filings under the Exchange Act, which are incorporated by reference in this prospectus supplement.

Listing	Our common stock currently trades on NYSE MKT under the ticker symbol “IG.”

Transfer Agent and Registrar	American Stock Transfer & Trust Company.

(1)	The number of shares of our common stock to be outstanding immediately after this offering as shown above assumes that all of the shares offered hereby are sold and that the underwriters do not exercise their overallotment option and is based on 47,122,121 shares of common stock outstanding as of June 25, 2014. Such number of shares excludes the following:

·	2,765,500 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2014 at a weighted average exercise price of $1.25 per share; and

·	2,200,820 shares of our common stock available for future awards pursuant to our 1999 Director Stock Option Plan, as amended, or the Director Plan, our 1999 Stock Incentive Plan, as amended, or the 1999 Plan, and our 2009 Equity Incentive Plan, as amended, or 2009 Plan, as of June 25, 2014.

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RISK FACTORS

Investing in our common stock involves risks. Before deciding whether to invest in our common stock, you should carefully consider and evaluate the information contained in this prospectus supplement, the accompanying , and in the documents we incorporate by reference in this prospectus supplement and the . In particular, you should carefully consider and evaluate the risks and uncertainties described below. If any of the risks or uncertainties described herein actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business, operations or prospects and could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to our Business

Prior to the fourth quarter of 2013, we have a history of losses and cannot assure you that we will become profitable, and as a result, we may have to cease operations and liquidate our business.

Our expenses have exceeded our revenue in each of the last nine years, and no net income has been available to common stockholders during each of these years. As of March 31, 2014, our stockholders’ equity was $7.9 million and we had an accumulated deficit of $45 million. Our future profitability depends on revenue exceeding expenses, but we cannot assure you that this will occur. If we do not become profitable or continue to raise external financing, we could be forced to curtail operations and sell or liquidate our business, and you could lose some or all of your investment.

.

We face intense competition in the consumer products business.

Our business competes with large, well-financed cosmetic, pharmaceutical and consumer products companies with development and marketing groups that are experienced in the industry and possess far greater resources than those available to us. There is no assurance that we can compete successfully against our competitors or that we can develop and market products that will be favorably received in the marketplace.

Rapidly changing technologies and developments by our competitors may make our technologies and products obsolete.

We expect to sublicense our technologies to third parties, which would manufacture and market products incorporating these technologies. However, if our competitors develop new and improved technologies that are superior to our technologies, our technologies could be less acceptable in the marketplace and our business could be harmed.

The pharmaceutical industry in which we operate is intensely competitive. We are particularly subject to the risks of competition. For example, the competition we encounter may have a negative impact upon the prices we may charge for our products, the market share of our products and our revenue and profitability.

The pharmaceutical industry in which we operate is intensely competitive. The competition which we encounter has an effect on our product prices, market share, revenue and profitability. Depending upon how we respond to this competition, its effect may be materially adverse to us. We compete with:

•	the original manufacturers of the brand-name equivalents of our generic products; and
•	other generic drug manufacturers.

Most of the products that we are developing are either generic drugs or products without patent protection. These drugs and products do not benefit from patent protection and are therefore more subject to the risk of competition than patented products. In addition, because many of our competitors have substantially greater financial, production and research and development resources, substantially larger sales and marketing organizations, and substantially greater name recognition than we have, we are particularly subject to the risks inherent in competing with them. For example, many of our competitors may be able to develop products and processes competitive with, or superior to, our own. Furthermore, we may not be able to successfully develop or introduce new products that are less costly than those of our competitors or offer purchasers of our products payment and other commercial terms as favorable as those offered by our competitors.

As our competitors introduce their own generic equivalents of our generic pharmaceutical products, our revenues and gross margin from such products may decline, potentially rapidly.

Revenues and gross margin derived from generic pharmaceutical products often follow a pattern based on regulatory and competitive factors that we believe are unique to the generic pharmaceutical industry. As the patent(s) for a brand name product and

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the statutory marketing exclusivity period (if any) expires, the first generic manufacturer to receive regulatory approval for a generic equivalent of the product often is able to capture a substantial share of the market. However, as other generic manufacturers receive regulatory approvals for competing products, that market share, and the price of that product, may decline depending on several factors, including the number of competitors, the price of the brand product and the pricing strategy of the new competitors. We cannot provide assurance that we will be able to continue to develop such products or that the number of competitors with such products will not increase to such an extent that we may stop marketing a product for which we previously obtained approval, which may have a material adverse impact on our revenues and gross margin.

If pharmaceutical companies are successful in limiting the use of generics through their legislative, regulatory and other efforts, sales of our generic products may be adversely impacted.

Many pharmaceutical companies increasingly have used state and federal legislative and regulatory means to delay generic competition. These efforts have included:

•	pursuing new patents for existing products that may be granted just before the expiration of earlier patents, which could extend patent protection for additional years or otherwise delay the launch of generics;
•	selling the brand product as an authorized generic, either by the brand company directly, through an affiliate or by a marketing partner;
•	using the Citizen Petition process to request amendments to U.S. FDA standards or otherwise delay generic drug approvals;
•	seeking changes to U.S. Pharmacopeia, an organization that publishes industry recognized compendia of drug standards;
•	attaching patent extension amendments to non-related federal legislation;
•	engaging in state-by-state initiatives to enact legislation that restricts the substitution of some generic drugs, which could have an impact on products that we are developing; and
•	seeking patents on methods of manufacturing certain active pharmaceutical ingredients.

If pharmaceutical companies or other third parties are successful in limiting the use of generic products through these or other means, our sales of our generic products may decline. If we experience a material decline in generic product sales, our results of operations, financial condition and cash flows may be significantly and adversely impacted.

Our generics business also faces increasing competition from brand-name manufacturers who do not face any significant regulatory approvals or barriers to enter into the generics market.

Our generics business also faces increasing competition from brand-name manufacturers who do not face any significant regulatory approvals or barriers to enter into the generics market. These brand-name companies sell generic versions of their products to the market directly or by acquiring or forming strategic alliances with our competitor generic pharmaceutical companies or by granting them rights to sell “authorized generics.” Moreover, brand-name companies continually seek new ways to delay the introduction of generic products and decrease the impact of generic competition, such as filing new patents on drugs whose original patent protection is about to expire, developing patented controlled-release products, changing product claims and product labeling, or developing and marketing as over-the-counter products those branded products that are about to face generic competition. Our competitors, which include major multinational corporations, are consolidating, and the strength of the combined companies could affect our competitive position in all of our business areas. Furthermore, if one of our competitors or their customers acquires any of our customers or suppliers, we may lose business from the customer or lose a supplier of a critical raw material.

We may need to raise additional capital that will be required to operate and grow our business, and we may not be able to raise capital on terms acceptable to us or at all.

Operating our business and maintaining our growth efforts will require additional cash outlays and capital expenditures. If cash on hand and cash generated from operations are not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through debt or equity financings, to fund our growth. We cannot assure you that we will be able to raise needed cash on terms acceptable to the Company, our significant stockholders, or at all. Financings may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the current price per share of our common stock. The holders of new securities may also have rights, preferences or privileges which are senior to those of existing holders of common stock. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business or even stay in business.

We rely on a limited number of customers for a large portion of our revenues.

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We depend on a limited number of customers for a large portion of our revenue. Three of our customers accounted for 50% of our revenue for the three months ended March 31, 2014 and four of our customers accounted for 70% of our revenue for the three months ended March 31, 2013. The loss of one or more of these customers could have a significant impact on our revenues and harm our business and results of operations.

Sales of our products may continue to be adversely affected by the continuing consolidation of our distribution network and the concentration of our customer base. The result of such developments could have a material adverse effect on our business, financial position and results of operations, and could cause the market value of our ordinary shares to decline.

Our principal customers are wholesale drug distributors and major retail drug store chains. These customers comprise a significant part of the distribution network for pharmaceutical products in the U.S. This distribution network is continuing to undergo significant consolidation marked by mergers and acquisitions among wholesale distributors and the growth of large retail drug store chains. As a result, a small number of large wholesale distributors control a significant share of the market, and the number of independent drug stores and small drug store chains has decreased. We expect that consolidation of drug wholesalers and retailers will increase pricing and other competitive pressures on drug manufacturers. In addition, the Company generally does not enter into long-term supply agreements with its customers that would require them to purchase our products. The result of these developments may have a material adverse impact on our business, financial position and results of operations, and could cause the market value of our ordinary shares to decline.

Lack of availability, issues with quality or significant increases in the cost of raw materials used in manufacturing our products could adversely impact our profit margins and operating results.

Affordable high quality raw materials and packaging components are essential to our business due to the nature of the products we manufacture. Raw materials and packaging components are generally available from multiple suppliers. Supplies of certain raw materials, and finished goods purchased by us are limited, or are available from one or only a few suppliers. In these situations, increased prices, rationing and shortages can occur. In response to these problems we try to identify alternative materials or suppliers for such raw materials, and finished goods. FDA requirements for products approved through the ANDA or NDA process could substantially lengthen the approval of an alternate material source. Certain material shortages and approval of alternate sources could adversely affect our financial results. The rapid increase in cost of many raw materials from inflationary forces, such as increased energy costs, and our ability or inability to pass on these increases to our customers, could have a material impact on our financial results.

We maintain several single-source supplier relationships, either because alternative sources are not available or the relationship is advantageous due to regulatory, performance, quality, support, or price considerations. Unavailability or delivery delays of single-source components or products could adversely affect our ability to ship the related product in a timely manner. The effect of unavailability or delivery delays would be more severe if associated with our higher volume or more profitable products. Even where alternative sources of supply are available, qualifying the alternate suppliers and establishing reliable supplies could cost more or could result in delays and a loss of revenues. As a result, the loss of a single-source supplier could have a material adverse effect on our results of operations.

In addition, raw materials purchased from third parties, including those from foreign countries, may contain counterfeit ingredients or other adulterants. We maintain a strict program of verification and product testing throughout the ingredient sourcing and manufacturing process to identify potential counterfeit ingredients, adulterants and toxic substances. Nevertheless, discovery of previously unknown problems with the raw materials or product manufacturing processes or new data suggesting an unacceptable safety risk associated therewith, could result in a voluntary or mandatory withdrawal of the contaminated product from the marketplace, either temporarily or permanently. In addition, because regulatory authorities must generally approve raw material sources for pharmaceutical products, changes in raw material suppliers or the quality of their products may result in production delays or higher raw material costs. Also, any future recall or removal would result in additional costs to us, and may give rise to product liability or other litigation, either of which could have a material adverse effect on our operating results.

Our products, and the raw materials used to make those products, generally have limited shelf lives. Our inventory levels are based, in part, on expectations regarding future sales. We may experience build-ups in inventory if sales slow. Any significant shortfall in sales may result in higher inventory levels of raw materials and finished products, thereby increasing the risk of inventory spoilage and corresponding inventory write-downs and write-offs, which may materially and adversely affect our results of operations. Additionally, labeling changes required for regulatory compliance could render packaging inventories obsolete. Cargo thefts and/or diversions and economically or maliciously motivated product tampering in store shelves may be experienced from time to time, causing unexpected shortages.

Due to our dependence on a limited number of products, our business will be materially adversely affected if these products do not perform as well as expected.

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We expect to generate a significant portion of our total revenues and gross margin from the sale of a limited number of products. Any material adverse developments, including increased competition and supply shortages, with respect to the sale or use of our products and prospective products, or our failure to successfully introduce such products, could have a material adverse effect on our revenues and gross margin.

We are subject to stringent regulatory requirements. Failure to adhere to such requirements could harm our business and results of operations.

In the United States, pharmaceuticals are subject to rigorous FDA regulations. Any non-compliance with the regulatory guidelines may necessitate corrective action that may result in additional expenses and use of more of our resources.

We and our suppliers of raw materials are also subject to regulation under the Occupational Safety and Health Act, the Toxic Substances Control Act, the Resource Conservation and Recovery Act and other present and potential future federal, state or local regulations. Failure to adhere to such regulations, by either us or our suppliers, could harm our business and results of operations. In addition, our analytical department uses certain hazardous materials and chemicals in limited and controlled quantities. We have implemented safety procedures for handling and disposing of such materials, however, such procedures may not comply with the standards prescribed by federal, state and local regulations. Even if we follow such safety procedures for handling and disposing of hazardous materials and chemicals and such procedures comply with applicable law, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages and any such liability could exceed our resources.

Our operations and properties are also subject to a wide variety of increasingly complex and stringent federal, state and local environmental laws and regulations, including those governing the remediation of contaminated soil and groundwater. Such environmental laws may apply to conditions at properties and facilities presently or formerly owned or operated by us, as well as to conditions at properties at which wastes or other contamination attributable to us have been sent or otherwise come to be located. Two of our facilities are currently undergoing remediation of environmental contamination. The total estimated costs for the clean-up and remediation is $739,000, of which approximately $6,000 remains accrued as of December 31, 2013. Based on information provided to us from our environmental consultants and what is known to date, we believe the reserves are sufficient for the remaining remediation of the environmental contamination. There is a possibility, however, that the remediation costs may exceed our estimates. In addition, we can give no assurance that the future cost of compliance with existing environmental laws will not give rise to additional significant expenditures or liabilities that would be material to us. Future events, such as new information, changes in existing environmental laws or their interpretation, and more vigorous enforcement policies of federal, state or local regulatory agencies, may have a material adverse effect on our business, financial condition and results of operations.

We are subject to extensive government regulation that increases our costs and could prevent us from marketing or selling our products.

The manufacturing, processing, formulation, packaging, labeling, testing, storing, distributing, marketing, advertising and sale of our products is subject to extensive regulation by one or more U.S. agencies, including the FDA, the Federal Trade Commission and the Consumer Products Safety Commission, as well as by several state and local agencies in localities where the Company’s products are stored, distributed or sold. In addition, we manufacture and market certain of our products in accordance with standards set by organizations, such as the United States Pharmacopeial Conventions, or the USP.

The FDA regulates the testing, manufacture, labeling, marketing and sale of pharmaceutical products. Approval by the FDA is generally required before any new drug or the generic equivalent to any previously approved drug may be marketed or sold in the United States. In order to receive approval from the FDA for our product candidates that are generic versions of brand-name drugs, we intend to use the Abbreviated New Drug Application, or ANDA, process and thus demonstrate to the FDA that each generic product candidate is bioequivalent to a drug previously approved by the FDA through the new drug approval process, known as an innovator, or brand-name reference drug. Bioequivalency may be demonstrated by comparing the generic product to the innovator drug product in dosage form, strength, route of administration, quality, performance characteristics and intended use. However, if the FDA determines that an ANDA for a generic drug product is not adequate to support approval, it could deny our application or request additional information, including preclinical and clinical trials, which could delay approval of the product and impair our ability to compete with other versions of the generic drug product.

If our product candidates receive FDA approval through the ANDA process, the labeling claims and marketing statements that we can make for our generic drugs are generally limited by statutes and regulations and by the claims made in the brand-name product’s label. In addition, following regulatory approval, the labeling, packaging, adverse event reporting, storage, advertising and promotion for the product will be subject to extensive and ongoing regulatory requirements. As a manufacturer of pharmaceutical products distributed in the United States, we must also comply with cGMPs, which include requirements related to production processes, quality control and assurance and recordkeeping. Our manufacturing facilities and procedures and those of our suppliers are subject to periodic inspection by the FDA and foreign regulatory agencies. Any material deviations from cGMPs or other applicable

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standards identified during such inspections may result in enforcement actions, including delaying or preventing new product approvals, a delay or suspension in manufacturing operations, consent decrees or civil or criminal penalties. Further, discovery of previously unknown problems with a product or manufacturer may result in restrictions or sanctions, including withdrawal of the product from the market.

We operate in a highly regulated industry. An inability to meet current or future regulatory requirements in connection with existing or future ANDAs could have a material adverse effect on our business, financial position and operating results.

The design, development and marketing of pharmaceutical compounds, on which our success depends, are intensely regulated by governmental regulatory agencies, in particular the FDA. Non-compliance with applicable requirements can result in fines and other judicially imposed sanctions, including product seizures, injunction actions and criminal prosecution based on products or manufacturing practices that violate statutory requirements. In addition, administrative remedies can involve voluntary withdrawal of products, as well as the refusal of the FDA to approve ANDAs. The FDA also has the authority to withdraw approval of drugs in accordance with statutory due process procedures. Before a pharmaceutical product may be marketed, it must be approved by the FDA by an ANDA, of which no assurance can be provided. If the FDA does not approve our existing or future ANDAs, it would result in substantial additional costs, delay or suspension of the commercialization of our products. If we are unable to timely commercialize our existing or future products, it could have a material adverse effect on our business, financial position and operating results.

Our reporting and payment obligations related to our participation in federal health care programs, including Medicare and Medicaid, are complex and often involve subjective decisions that could change as a result of new business circumstances, new regulations or agency guidance, or advice of legal counsel. Any failure to comply with those obligations could subject us to investigation, penalties, and sanctions.

Federal laws regarding reporting and payment obligations with respect to a pharmaceutical company’s participation in federal health care programs, including Medicare and Medicaid, are complex. Because our processes for calculating applicable government prices and the judgments involved in making these calculations involve subjective decisions and complex methodologies, these calculations are subject to risk of errors and differing interpretations. In addition, they are subject to review and challenge by the applicable governmental agencies, and it is possible that such reviews could result in changes that may have material adverse legal, regulatory, or economic consequences.

We may become subject to federal and state false claims litigation brought by private individuals and the government.

We are subject to state and federal laws that govern the submission of claims for reimbursement. The Federal False Claims Act, or FFCA, also known as Qui Tam, imposes civil liability and criminal fines on individuals or entities that knowingly submit, or cause to be submitted, false or fraudulent claims for payment to the government. Violations of the FFCA and other similar laws may result in criminal fines, imprisonment, and civil penalties for each false claim submitted and exclusion from federally funded health care programs, including Medicare and Medicaid. The FFCA also allows private individuals to bring a suit on behalf of the government against an individual or entity for violations of the FFCA. These suits, also known as Qui Tam actions, may be brought by, with only a few exceptions, any private citizen who has material information of a false claim that has not yet been previously disclosed. These suits have increased significantly in recent years because the FFCA allows an individual to share in any amounts paid to the federal government in fines or settlement as a result of a successful Qui Tam action. If our past or present operations are found to be in violation of any of such laws or any other governmental regulations that may apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines, exclusion from federal health care programs, and/or the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment, or restructuring of our operations could adversely affect our ability to operate our business and our financial results, action against us for violation of these laws, even if we successfully defend against them, it could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business.

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Even after our products receive regulatory approval, such products may not achieve expected levels of market acceptance.

Even if we are able to obtain regulatory approvals for our generic pharmaceutical products the success of those products is dependent upon market acceptance. Levels of market acceptance for our products could be impacted by several factors, including but not limited to:

·	the availability of alternative products from our competitors;
·	the price of our products relative to that of our competitors;
·	the timing of our market entry;
·	the ability to market our products effectively to the different levels in the distribution chain;
·	other competitor actions; and
·	the continued acceptance of and/or reimbursement for our products by government and private formularies and/or third party payors.

Additionally, studies of the proper utilization, safety, and efficacy of pharmaceutical products are being conducted by the industry, government agencies, and others. Such studies, which increasingly employ sophisticated methods and techniques, can call into question the utilization, safety, and efficacy of previously marketed as well as future products. In some cases, studies have resulted, and may in the future result, in the discontinuance of product marketing or other risk management programs, such as the need for a patient registry, as well as delays in approvals. The occurrence of any of the above risks could adversely affect our profitability, business, financial position, results of operations and/or cash flow, and could cause the market value of our common stock to decline.

Product recalls could harm our business.

Product recalls or product field alerts may be issued at our discretion or at the discretion of the FDA, other governmental agencies or other companies having regulatory authority for pharmaceutical product sales. From time to time, we may recall products for various reasons, including failure of our products to maintain their stability through their expiration dates. Any recall or product field alert has the potential of damaging the reputation of the product or our reputation. Any significant recalls could materially affect our sales. In these cases, our business, financial condition, results of operations and cash flows could be materially adversely affected.

We are susceptible to product liability claims that may not be covered by insurance and could require us to pay substantial sums.

We face the risk of loss resulting from, and adverse publicity associated with, product liability lawsuits, whether or not such claims are valid. We may not be able to avoid such claims. In addition, our product liability insurance may not be adequate to cover such claims and we may not be able to obtain adequate insurance coverage in the future at acceptable costs. A successful product liability claim that exceeds our policy limits could require us to pay substantial sums. In addition, product liability coverage for pharmaceutical companies is becoming more expensive and increasingly difficult to obtain and, as a result, we may not be able to obtain the type and amount of coverage we desire or to maintain our current coverage.

The manufacture and storage of pharmaceutical and cosmetics products are subject to inherent risk.

Because chemical ingredients are used in the manufacture of our products and due to the nature of the manufacturing process itself, there is a risk of incurring liability for damages caused by or during the storage or manufacture of both the chemical ingredients and the finished products. Although we have never incurred any material liability for damages of that nature, we may be subject to liability in the future. In addition, while we believe our insurance coverage is adequate, it is possible that a successful claim would exceed our coverage, requiring us to pay a substantial sum.

Counterfeit versions of our products could harm our patients and reputation.

Our industry has been increasingly challenged by the vulnerability of distribution channels to illegal counterfeiting and the presence of counterfeit products in a growing number of markets and over the Internet. Third parties may illegally distribute and sell counterfeit versions of our products, which do not meet the rigorous manufacturing and testing standards that our products undergo. Counterfeit products are frequently unsafe or ineffective, and can be potentially life-threatening. Counterfeit medicines may contain harmful substances, the wrong dose of the API or no API at all. However, to distributors and patients, counterfeit products may be visually indistinguishable from the authentic version. Reports of adverse reactions to counterfeit drugs or increased levels of counterfeiting could materially affect patient confidence in the authentic product, and harm the business of companies such as ours. Additionally, it is possible that adverse events caused by unsafe counterfeit products would mistakenly be attributed to the authentic product. In addition, there could be thefts of inventory at warehouses, plants or while in-transit, which are not properly stored and which are sold through unauthorized channels. Public loss of confidence in the integrity of pharmaceutical products as a result of counterfeiting or theft could have a material adverse effect on our business, financial position and results of operations and could cause the market value of our common stock to decline.

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The failure to obtain, maintain or protect patents, trade secrets, know-how and other intellectual property could impact our ability to compete effectively.

To compete effectively, we need to develop and maintain a proprietary position with regard to our own technology, products and business. We rely on a combination of patents, trade secrets, proprietary know-how and other intellectual property to protect our proprietary technology and rights. We own nine patents and through a license agreement we have obtained the use of patents relating to the Novasome® technology for specified uses. We also maintain a number of trade secrets, know-how and other intellectual property.

The risks and uncertainties that we face with respect to patents and other proprietary rights include the following:

·	the pending patent applications we have filed or may file, or to which we have exclusive rights, may not result in issued patents, or may take longer than we expect to result in issued patents;
·	changes in U.S. patent laws may adversely affect our ability to obtain or maintain our patent protection;
·	we may be subject to interference proceedings;
·	the claims of any patents that are issued may not provide meaningful protection;
·	we may not be able to develop additional proprietary technologies that are patentable;
·	the patents licensed or issued to us or our collaborators may not provide a competitive advantage;
·	other companies may challenge patents licensed or issued to us or our collaborators;
·	other companies may independently develop similar or alternative technologies, or duplicate our technology;
·	other companies may design around technologies we have licensed or developed; and
·	enforcement of patents is complex, uncertain and expensive.

If we are unable to effectively enforce our proprietary rights, or if we are found to infringe the rights of others, we may be in breach of our license agreements with our partners.

Our success also depends upon trade secrets, proprietary know-how and the skills, knowledge and experience of our personnel. As a result, we require our employees, consultants, advisors, and collaborators to enter into confidentiality agreements that prohibit the disclosure of confidential information to any other parties. We also require our employees and consultants to disclose and assign to us their ideas, developments, discoveries, and inventions. These agreements may not, however, provide adequate protection for our trade secrets, know-how, or other proprietary information in the event of any unauthorized use or disclosure. If any material trade secret or proprietary know-how were to be disclosed to or independently developed by a competitor, our competitive position may be materially harmed.

Our product offerings and our customers’ products may infringe on the intellectual property rights of third parties.

From time to time, third parties have asserted intellectual property infringement claims against us and our customers and there can be no assurance that third parties will not assert infringement claims against either us or our customers in the future. While we believe that our product offerings do not infringe in any material respect upon proprietary rights of other parties and/or that meritorious defenses would exist with respect to any assertions to the contrary, there can be no assurance that we would not be found to infringe on the proprietary rights of others.

Patent applications in the U.S. and some foreign countries are generally not publicly disclosed until the patent is issued or published, and we may not be aware of currently filed patent applications that relate to our offerings or processes. If patents later issue on these applications, we may be found liable for subsequent infringement. There has been substantial litigation in the pharmaceutical and biotechnology industries with respect to the manufacture, use and sale of products and processes that are the subject of conflicting patent rights.

Any claims that our product offerings or processes infringe these rights, regardless of their merit or resolution, could be costly and may divert the efforts and attention of our management and technical personnel. We may not prevail in such proceedings given the complex technical issues and inherent uncertainties in intellectual property litigation. If such proceedings result in an adverse outcome, we could, among other things, be required to:

·	pay damages in the form of lost profits and/or a reasonable royalty for any infringement;
·	pay substantial damages (potentially treble damages in the U.S. if any such infringement is found to be willful);
·	pay attorney fees of a prevailing party, if the case is found to be exceptional;
·	cease the manufacture, use or sale of the infringing offerings or processes;
·	discontinue the use of the infringing technology;

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·	expend significant resources to design around patented technology and develop non-infringing technology; and
·	license patented technology from the third party claiming infringement, which license may not be available on commercially reasonable terms, or may not be available at all.

In addition, our customers’ products may be subject to claims of intellectual property infringement and such claims could materially affect our business if their products cease to be manufactured and they have to discontinue the use of the infringing technology which we may provide. Further, depending on the particular circumstances of any given claim, it may be the case that we may be responsible for indemnifying our customers for a claim of intellectual property infringement.

If we were to assert any of our own intellectual property against third parties and the third parties were found not to infringe our intellectual property or our intellectual property was found to be invalid, and/or unenforceable, we would lose the opportunity to leverage our own intellectual property, for example, through licensing of our technology to others, collection of damages and/or royalty payments based upon successful assertion of our intellectual property rights or market exclusivity via enjoining others from practicing the technology at issue.

Any of the foregoing could affect our ability to compete or have a material adverse effect on our business, financial condition and results of operations.

The expiration of certain patents related to the Novasome® technology could negatively impact our ability to generate income from the Novasome products.

We license certain patents related to the Novasome® technology platform pursuant to a license agreement. Many of the patents under this license have expired and more will expire before this license terminates on December 11, 2015. The loss of patent protection could allow additional competition. To the extent such competition develops, it could negatively impact the income we generate from the Novasome® technology platform.

Economic conditions could severely impact us.

Current economic conditions may cause a decline in business and consumer spending which could adversely affect our business and financial performance. Our operating results are impacted by the health of the North American economies. Our business and financial performance, including collection of our accounts receivable, realization of inventory, recoverability of assets including investments, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility and recession.

Adverse conditions in the economy and disruption of financial markets could negatively impact our customers and therefore our results of operations.

An economic downturn in the businesses or geographic areas in which we sell our products could reduce demand for these products and result in a decrease in sales volume that could have a negative impact on our results of operations. Volatility and disruption of financial markets could limit our customers’ ability to obtain adequate financing or credit to purchase and pay for our products in a timely manner, or to maintain operations, and result in a decrease in sales volume that could have a negative impact on our results of operations. Additionally, economic conditions and market turbulence may also impact our suppliers causing them to be unable to supply in a timely manner sufficient quantities of product components, thereby impairing our ability to manufacture on schedule and at commercially reasonable costs.

If the U.S. economy rapidly contracts or expands, we may have difficulty quickly scaling our operations in response, which may negatively impact our business and financial position.

If we are unable to hire additional qualified personnel, our ability to grow our business may be harmed.

We will need to hire additional qualified personnel with expertise in nonclinical testing, government regulation, formulation and manufacturing, sales and marketing and finance. We compete for qualified individuals with numerous pharmaceutical and consumer products companies, universities and other research institutions. Competition for such individuals is intense, and we cannot be certain that our search for such personnel will be successful. Attracting and retaining qualified personnel will be critical to our success.

Our ability to market products successfully depends, in part, upon the acceptance of the products not only by consumers, but also by independent third-parties.

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Our ability to market generic pharmaceutical products successfully depends, in part, on the acceptance of the products by independent third-parties (including pharmacies, government formularies, managed care providers, insurance companies and retailers), as well as patients. In addition, unanticipated side effects or unfavorable publicity concerning any of our products, or any brand-name product of which our generic product is the equivalent, could have an adverse effect on our ability to achieve acceptance by managed care providers, pharmacies and other retailers, customers and patients.

Our ability to use our net operating loss carryforwards and certain other tax attributes may be limited.

As of December 31, 2013, we had federal net operating loss carryforwards (NOLs) of approximately $31.3 million which expire from 2020 through 2032. Our ability to utilize our NOLs may be limited under Section 382 of the Internal Revenue Code. The limitations apply if an ownership change, as defined by Section 382, occurs. Generally, an ownership change occurs when certain shareholders increase their aggregate ownership by more than 50 percentage points over their lowest ownership percentage in a testing period (typically three years). Although we have not undergone a Section 382 analysis, it is possible that the utilization of the NOLs, could be substantially limited. Additionally, U.S. tax laws limit the time during which these carryforwards may be utilized against future taxes. As a result, we may not be able to take full advantage of these carryforwards for federal and state tax purposes. Future changes in stock ownership may also trigger an ownership change and, consequently, a Section 382 limitation.

Our Loan Agreement contains financial covenants that may limit our operating and strategic flexibility.

Our loan agreement with Square 1 Bank, as amended, or the Loan Agreement, contains financial covenants and other restrictions that limit our ability to engage in certain types of transactions. For example, these restrictions require that we maintain certain liquidity ratios tied to our ability to borrow under the terms of the Loan Agreement. There can be no assurance that we will be in compliance with all covenants in the future or that Square 1 Bank will agree to modify the Loan Agreement, should that become necessary.

Events beyond our control could affect our ability to comply with these covenants and restrictions. Failure to comply with any of these covenants and restrictions would result in an event of default under the Loan Agreement. If we do not cure an event of default or obtain necessary waivers within the required time periods, Square 1 Bank would be permitted to accelerate the maturity of the debt under the Loan Agreement, foreclose upon our assets securing the debt, and terminate any further commitments to lend. Under these circumstances, we may not have sufficient funds or other resources to satisfy our other obligations. In addition, the limitations imposed by the Loan Agreement may significantly impair our ability to obtain other debt or equity financing.

There can be no assurance that any waivers we request will be received on a timely basis, if at all, or that any waivers obtained will extend for a sufficient period of time to avoid an acceleration event, an event of default, or other restrictions on our business. The failure to obtain any necessary waivers could have a material adverse effect on our business, liquidity, and financial condition.

Risks Relating to Our Securities

Shares of our common stock are relatively illiquid which may affect the trading price of our common stock.

For the three months ended March 31, 2014, the average daily trading volume of our common stock on the NYSE MKT was approximately 325,000 shares. As a result of our relatively small public float, our common stock may be less liquid than the stock of companies with broader public ownership. Among other things, trading of a relatively small volume of our common stock may have a greater impact on the trading price for our shares than would be the case if our public float were larger.

If we fail to comply with the reporting obligations of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 404 of the Sarbanes-Oxley Act of 2002, or if we fail to achieve and maintain adequate disclosure controls and procedures and internal control over financial reporting, our business results of operations and financial condition, and investors' confidence in us, could be materially adversely affected.

As a public company, we are required to comply with the periodic reporting obligations of the Exchange Act including preparing annual reports, quarterly reports and current reports. Our failure to prepare and disclose this information in a timely manner could subject us to penalties under federal securities laws, expose us to lawsuits and restrict our ability to access financing. In addition, we are required under applicable law and regulations to integrate our systems of disclosure controls and procedures and internal control over financial reporting. Our management assessed our existing disclosure controls and procedures as of December 31, 2013 and December 31, 2012, and our management concluded that our disclosure controls and procedures were effective as of such times.

If we fail to achieve and maintain the adequacy of our disclosure controls and procedures and internal control over financial reporting, we may not be able to ensure that we can conclude that we have effective disclosure controls and procedures and internal control over financial reporting in accordance with the Sarbanes-Oxley Act of 2002. Moreover, effective disclosure controls and procedures and internal control over financial reporting are necessary for us to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 on a timely basis could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our common stock.

If we fail to meet the continued listing standards of the NYSE MKT our common stock could be delisted and our liquidity and stock price could suffer.

Our common stock is listed on the NYSE MKT, a national securities exchange, which imposes continued listing requirements with respect to listed shares. If we fail to meet the continued listing standards of the NYSE MKT, our common stock could be delisted and our stock price could suffer. A delisting of our shares of common stock could negatively impact us by further reducing the liquidity and market price of our shares of common stock and the number of investors willing to hold or acquire our shares of common stock, which could negatively impact our ability to raise equity financing.

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Our principal stockholders, directors and executive officers own a significant percentage of our stock and will be able to exercise significant influence over our affairs.

Our principal stockholders, directors and executive officers beneficially own approximately 53.3% of our outstanding capital stock entitled to vote. As a result, these stockholders, if acting together, would be able to influence or control matters requiring approval by our stockholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock. If such stockholders sold a significant amount of stock it could have an adverse effect on the price of the stock.

Due to the concentration of common stock owned by significant stockholders, the sale of such stock might adversely affect the price of our common stock.

Our largest stockholders own shares of common stock that have been registered for resale under the Securities Act of 1933, as amended. The sale of such stock, including pursuant to the offering described herein, depending on the interplay of numerous factors, including, without limitation, the method and timing of the sales, could substantially depress the value of the Company’s common stock.

Our stock price is, and we expect it to remain, volatile and subject to wide fluctuations, which may make it difficult for stockholders to sell shares of common stock at or above the price for which they were acquired.

Our stock price is, and we expect it to remain, volatile, which could limit investors’ ability to sell stock at a profit. During the last two fiscal years, our stock price has closed at a low of $0.94 in the second quarter of 2012 and a high of $6.14 in the first quarter of 2014. The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time, or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

·	publicity regarding actual or potential clinical results relating to products under development by our competitors or us;
·	delay or failure in initiating, completing or analyzing nonclinical or clinical trials or the unsatisfactory design or results of these trials;
·	achievement or rejection of regulatory approvals by our competitors or us;
·	announcements of technological innovations or new commercial products by our competitors or us;
·	developments concerning proprietary rights, including patents;
·	developments concerning our collaborations;
·	regulatory developments in the U.S. and foreign countries;
·	economic or other crises, especially given the recent financial deterioration in the markets in which we compete, and other external factors;
·	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the cosmetic, pharmaceutical and consumer products industry;
·	actual or anticipated sales of our common stock, including sales by our directors, officers or significant stockholders;
·	period-to-period fluctuations in our revenues and other results of operations;
·	speculation about our business in the press or the investment community;
·	changes in financial estimates by us or by any securities analysts who might cover our stock; and
·	sales of our common stock, including sales by our significant holders.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation, even if it does not result in liability for us, could result in substantial costs to us and divert management’s attention and resources.

Risks Relating to the Offering

We will have broad discretion in how we use the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from the sale of common stock by us in this offering for general corporate purposes, which may include, among other things, research and development expenses, general and administrative expenses, manufacturing and marketing expenses, and strategic partnerships, and for potential not yet identified acquisitions of companies, products, ANDAs, technologies and assets that complement our business. Our management will have broad discretion in the application of the proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. Our failure to use these funds effectively could have a material adverse effect on our business.

Investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock.

Because the price per share in this offering is expected to be substantially higher than the net tangible book value per share of our common stock, investors in this offering will suffer immediate and substantial dilution in the net tangible book value per share of our common stock. Based on an assumed sale by us of 4,650,000 shares of our common stock at an assumed public offering price of $5.54 per share (the last reported sale price per share of our common stock on the NYSE MKT on June 25, 2014), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and our net tangible book value as of June 25, 2014, if you purchase securities in this offering, you will suffer immediate and substantial dilution of approximately $4.95 per share in the net tangible book value of our common stock. See “Dilution” on page S-20 for a more detailed discussion of the dilution you will incur in connection with this offering.

You may experience future dilution as a result of future equity offerings or other equity issuances.

We may in the future issue additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering or other transactions

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at a price per share that is equal to or greater than the price per share paid by investors in this offering. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.

In addition, we have a substantial number of stock options outstanding. To the extent that outstanding stock options have been or may be exercised or other shares issued, investors purchasing our common stock in this offering may experience further dilution.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so in the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which you purchased them.

Our stock price may fluctuate in the future, and you could lose all or a substantial part of your investment.

The trading price of our common stock may fluctuate significantly in response to a number of factors, many of which we cannot control. Such fluctuations could cause you to lose most or all of your investment in our common stock. Among the factors that could cause material fluctuations in the market price for our common stock are:

·	achievement or rejection of regulatory approvals by our competitors or us;
·	announcements of technological innovations or new commercial products by our competitors or us;
·	developments concerning proprietary rights, including patents;
·	developments concerning our collaborations;
·	regulatory developments in the U.S. and foreign countries;
·	economic or other crises, especially given the recent financial deterioration in the markets in which we compete, and other external factors;
·	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in the cosmetic, pharmaceutical and consumer products industry;
·	actual or anticipated sales of our common stock, including sales by our directors, officers or significant stockholders;
·	period-to-period fluctuations in our revenues and other results of operations;
·	speculation about our business in the press or the investment community;
·	changes in financial estimates by us or any securities analysts who might cover our stock; and
·	sales of our common stock.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. We could be the target of similar litigation in the future. Securities litigation could cause us to incur substantial costs, divert management’s attention and resources, harm our reputation in the industry and the securities markets and negatively impact our operating results.

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USE OF PROCEEDS

We estimate that our net proceeds from the sale of shares by us in this offering will be approximately $24.2 million ($27.8 million if the underwriters exercise their overallotment option in full), assuming the sale of 4,650,000 shares of our common stock by us at an assumed public offering price of $5.54 per share (the last reported sale price per share of our common stock on the NYSE MKT on June 25, 2014), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

A $1.00 increase (decrease) in the assumed public offering price of $5.54 per share would increase (decrease) the net proceeds to us from this offering by approximately $4.2 million, assuming that the assumed number of shares offered by us remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a one million share increase (decrease) in the assumed number of shares offered by us would increase (decrease) the net proceeds to us by $5.1 million, assuming the assumed public offering price of $5.54 per share (the last reported sale price per share of our common stock on the NYSE MKT on June 25, 2014) remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds we receive from this offering for general corporate purposes, including, without limitation, research and development, general and administrative, manufacturing and marketing expenses, and for potential not yet identified acquisitions of companies, products, ANDAs, technologies and assets that complement our business. Pending these uses described above, we expect to invest our net proceeds in U.S. Government securities and other investment-grade, interest-bearing instruments, certificates of deposit and money market funds.

PRICE RANGE OF COMMON STOCK

Our common stock is listed on the NYSE MKT under the symbol “IG.” The following table sets forth for the indicated periods the high and low sales prices per share for our common stock on the NYSE MKT.

Fiscal Year Ended December 31, 2012

	High	Low
First quarter	$1.34	$1.02
Second quarter	$1.12	$0.94
Third quarter	$1.48	$0.98
Fourth quarter	$1.30	$0.98

Fiscal Year Ended December 31, 2013

	High	Low
First quarter	$1.88	$1.00
Second quarter	$2.25	$1.32
Third quarter	$2.28	$1.24
Fourth quarter	$3.39	$1.82

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Fiscal Year Ended December 31, 2014

	High	Low
First quarter	$6.14	$2.93
Second quarter (through June 25, 2014)	$6.07	$3.84

The last reported sale price of our common stock on the NYSE MKT On June 25, 2014 was $5.54 per share. We estimate that there were approximately 447 holders of record of our common stock as of June 25, 2014.

DIVIDEND POLICY

We have never declared or paid cash dividends on our common stock. We currently do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws and compliance with future credit agreements and other loan arrangements, which may restrict or limit our ability to pay dividends, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2014:

·	on an actual basis; and

·	an as adjusted basis to give effect to the assumed sale of 4,650,000 shares of common stock by us in this offering at an assumed public offering price of $5.54 per share (the last reported sale price per share of our common stock on the NYSE MKT on June 25, 2014), after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes included in our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, which is incorporated by reference into this prospectus supplement and the accompanying .. See “Incorporation of Certain Documents by Reference” on page S-30 of the prospectus supplement.

	March 31, 2014
	Actual	As Adjusted
	(Unaudited) In thousands, except share and per share data)
Cash and cash equivalents	$2,414	$26,632
Long-term Debt, including current portion	$3,000	$3,000
Stockholders’ Equity
Common stock, par value $0.01 per share: 60,000,000 shares authorized; 47,019,121shares issued as of March 31, 2014 and as adjusted; and 47,122,121 shares and 51,772,121 shares outstanding as of March 31, 2014 and as adjusted, respectively	$490	537
Additional paid in capital	52,121	76,297
Accumulated deficit	(44,670)	(44,670)
Total Stockholders’ Equity	7,941	32,519
Total Capitalization	$10,941	$35,159

A $1.00 increase (decrease) in the assumed public offering price of $5.54 per share (the last reported sale price per share of our common stock on the NYSE MKT on June 25, 2014) would increase (decrease) the pro forma as adjusted amount of each of cash and cash equivalents and total stockholders’ equity by approximately $4.2 million, assuming that the assumed number of shares offered by us remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, a one million share increase (decrease) in the assumed number of shares offered by us would increase (decrease) each of cash and cash equivalents and total stockholders’ equity by $5.1 million, assuming the assumed initial public offering price of

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$5.54 per share (the last reported sale price per share of our common stock on the NYSE MKT on June 25, 2014) remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The information above excludes the following:

·	2,765,500 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2014 at a weighted average exercise price of $1.25 per share;

·	1,200,820 shares of our common stock available for future awards pursuant to our Director Plan, 1999 Plan and 2009 Plan as of March 31, 2014; and

·	an additional 1,000,000 shares reserved for issuances under the 2009 plan at our 2014 annual stockholder meeting.

DILUTION

If you invest in our common stock, your equity interest in our company will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering.

As of March 31, 2014, our net tangible book value was approximately $6.0 million, or approximately $0.13 per share. Net tangible book value per share represents the amount of total tangible assets less our total liabilities divided by the number of shares outstanding. After giving effect to the assumed sale by us of 4,650,000 shares of our common stock in this offering at an assumed public offering price of $5.54 per share (the last reported sale price per share of our common stock on the NYSE MKT on June 25, 2014), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2014 would have been approximately $30.2 million, or $0.59 per share. This represents an immediate increase in pro forma net tangible book value from this offering of $24.2 per share to our existing stockholders and an immediate dilution of $4.95 per share to new investors purchasing common stock in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share		$5.54
Net tangible book value per share as of March 31, 2014	$0.13
Increase per share attributable to this offering	0.46
Pro forma net tangible book value per share after this offering		0.59
Dilution in net tangible book value per share to new investors		$4.95

If the underwriters exercise their overallotment option in full, the pro forma as adjusted net tangible book value per share after giving effect to this offering would be $4.89, which amount represents an immediate increase in net tangible book value of $0.52 per share to existing stockholders and an immediate dilution in net tangible book value of $4.89 per share of our common stock to new investors purchasing shares of common stock in this offering.

A $1.00 increase (decrease) in the assumed public offering price of $5.54 per share (the last reported sale price per share of our common stock on the NYSE MKT on June 25, 2014) would increase (decrease) our pro forma as adjusted net tangible book value per share by $0.07 and the dilution in pro forma net tangible book value per share to investors in this offering by $0.20 per share, assuming that the assumed number of shares offered by us remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

A one million share increase (decrease) in the assumed number of shares offered by us would increase (decrease) the pro forma as adjusted net tangible book value per share by $0.10 and the dilution in pro forma net tangible book value per share to investors in this offering by $5.31 per share, assuming the assumed initial public offering price of $5.54 per share (the last reported sale price per share of our common stock on the NYSE MKT on June 25, 2014) remains the same, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

In the discussion and table above, we assume no exercise of outstanding options. The above discussion and tables are based on 47,019,121 shares of common stock outstanding on March 31, 2014, and excludes:

·	2,765,500 shares of common stock issuable upon the exercise of stock options outstanding as of March 31, 2014 at a weighted average exercise price of $1.25 per share; and

·	1,200,820 shares of our common stock available for future awards pursuant to our Director Plan, 1999 Plan and 2009 Plan as of March 31, 2014; and

·	an additional 1,000,000 shares reserved for issuance under the 2009 Plan at our 2014 annual stockholder meeting.

To the extent that any of these options are exercised, there will be further dilution per share to new investors purchasing shares of our common stock in this offering.

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MATERIAL U.S. FEDERAL TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income and estate tax considerations relating to the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that purchase our common stock pursuant to this offering and hold such common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, the U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or to different interpretation. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. This discussion does not address all of the U.S. federal tax considerations that may be relevant to specific Non-U.S. Holders in light of their particular circumstances (including the Medicare contribution tax imposed under Section 1411 of the Code) or to Non-U.S. Holders subject to special treatment under U.S. federal income tax law (including, without limitation, United States expatriates, “controlled foreign corporations,” or “passive foreign investment companies”).

This discussion also does not address the tax considerations arising under the laws of any non-U.S., state or local jurisdiction or under U.S. federal gift, generation-skipping and, except to the limited extent set forth below, estate tax laws.

If an entity treated as a partnership for U.S. federal income tax purposes invests in our common stock, the U.S. federal income tax considerations relating to such investment will depend in part upon the status and degree of business activities of such entity and the particular partner owning our stock and upon certain determinations made at the partner level. Any such entity should consult its own tax advisor regarding the U.S. federal tax considerations applicable to it and its partners relating to the purchase, ownership and disposition of our common stock.

PERSONS CONSIDERING AN INVESTMENT IN OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE, GENERATION-SKIPPING OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Non-U.S. Holder Defined

As used in this discussion, the term “Non-U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes:

·	an individual who is neither a citizen nor a resident (as such term is defined for U.S. federal income tax purposes under Section 7701(b) of the Code, including the “green card” or “substantial presence” tests, and by application of any pertinent income tax convention in effect) of the United States;

·	a corporation, or any other organization taxable as a corporation for U.S. federal income tax purposes, that is not created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

·	an estate that is not subject to U.S. federal income tax on income from non-U.S. sources which is not effectively connected with the conduct of a trade or business within the United States; or

·	a trust unless (i) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all of its substantial decisions or (ii) it has in effect a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

Distributions on Common Stock

We do not currently expect to declare or pay dividends on our common stock for the foreseeable future. If we make a distribution of cash or other property (other than certain pro rata distributions of our common stock) in respect of a share of our common stock, the distribution will be treated as a dividend to the extent it is paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess generally will be treated first as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in such share of our common stock, and then as gain realized on the sale or other disposition of the common stock and will be treated as described under the section entitled “—Sale, Exchange or Other Disposition of Common Stock” below.

Distributions treated as dividends on our common stock that are paid to or for the account of a Non-U.S. Holder and are not effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, or at a lower rate if provided by an applicable income tax treaty and the Non-U.S. Holder provides the necessary documentation on a properly executed IRS Form W-8BEN (or other appropriate version of IRS Form W-8 or successor form) required to claim benefits under such tax treaty to the applicable withholding agent prior

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to the payment of the dividends. Non-U.S. Holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If, however, a dividend distribution is effectively connected with the conduct of a trade or business in the United States carried on by a Non-U.S. Holder (and, if required by an applicable tax treaty that a Non-U.S. Holder relies upon, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), such dividend generally will not be subject to the 30% U.S. federal withholding tax if such Non-U.S. Holder provides the appropriate documentation (generally, IRS Form W-8ECI, or successor form) to the applicable withholding agent. Instead, such Non-U.S. Holder generally will be subject to U.S. federal income tax on such dividend in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty). In addition, a Non-U.S. Holder that is a corporation, i.e., a foreign entity treated as a foreign corporation for U.S. income tax purposes, may be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Non-U.S. Holders are urged to consult their advisors regarding their entitlement to benefits under any applicable income tax treaty.

The discussion above is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

Sale, Exchange or Other Disposition of Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on the sale, exchange or other disposition of our common stock unless:

·	such gain is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder, (and, if required by an applicable tax treaty, is attributable to a United States permanent establishment of the Non-U.S. Holder) in which event such Non-U.S. Holder generally will be subject to U.S. federal income tax on such gain in substantially the same manner as a U.S. holder (except as provided by an applicable tax treaty) and, if it is a corporation, may also be subject to a branch profits tax at the rate of 30% (or a lower rate if provided by an applicable tax treaty) on all or a portion of its effectively connected earnings and profits for the taxable year, subject to certain adjustments; or

·	such Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale, exchange or disposition and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a flat 30% tax on the net gain derived from the disposition (which may be offset by U.S.-source capital losses); or

·	we are or have been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes.

We do not believe that we are, and we do not presently anticipate that we will become, a USRPHC.

The discussion above is subject to the discussion below under “—FATCA Withholding” and “—Information Reporting and Backup Withholding.”

FATCA Withholding

Under the Foreign Account Tax Compliance provisions of the Code (“FATCA”) a withholding tax of 30% will be imposed on payments of (a) dividends on our common stock on or after July 1, 2014, and (b) gross proceeds from the sale or other disposition of our common stock on or after January 1, 2017, in certain circumstances. In the case of payments made to a “foreign financial institution” (as defined in the Code), as a beneficial owner or as an intermediary, the tax generally will be imposed, subject to certain exceptions, unless such institution (i) enters into (or is otherwise subject to) an agreement with the U.S. government (a “FATCA Agreement”) or (ii) is required by applicable foreign law enacted in connection with a FATCA-related intergovernmental agreement between the United States and a foreign jurisdiction (an “IGA”), in either case, to, among other things, collect and provide to the U.S. or other relevant tax authorities certain information regarding such foreign financial institution’s United States accounts (as defined in a FATCA Agreement or IGA, as applicable). In the case of payments made to a foreign entity that is not a financial institution (as a beneficial owner), the tax generally will be imposed, subject to certain exceptions, unless such entity provides the withholding agent with a certification that it does not have any “substantial United States owners,” as defined in the Code (generally, any “specified United States person” (as defined in the Code) that directly or indirectly owns more than a specified percentage of such entity) or that identifies its “substantial United States owners”. If our common stock is held through a foreign financial institution that enters into a FATCA Agreement, such foreign financial institution generally will be required to withhold tax on payments of dividends and proceeds described above made to (x) an account holder (including an individual) that fails to comply with certain information requests or (y) a foreign financial institution that has not entered into a FATCA Agreement unless such foreign financial institution is not required to comply with FATCA pursuant to applicable foreign law enacted in connection with an IGA. Each Non-U.S. Holder should consult its own tax advisor regarding the application of FATCA to the ownership and disposition of our common stock.

Information Reporting and Backup Withholding

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Amounts treated as payments of dividends on our common stock paid to a Non-U.S. Holder, the name and address of the recipient and the amount of any tax withheld from such payments must be reported annually to the IRS and to such Non-U.S. Holder. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence. In addition, separate information reporting and backup withholding (currently at a rate of 28%) rules that apply to payments of dividends to certain U.S. persons generally will not apply to payments of dividends on our common stock to a Non-U.S. Holder if such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or successor form) or otherwise establishes an exemption.

Proceeds from the sale, exchange or other disposition of our common stock by a Non-U.S. Holder effected through a U.S. office of a broker generally will be subject to information reporting and backup withholding unless such Non-U.S. Holder certifies under penalties of perjury that it is not a United States person (generally by providing an IRS Form W-8BEN or successor form) or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United Stated through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability if the required information is furnished by such Non-U.S. Holder on a timely basis to the IRS.

U.S. Federal Estate Tax

Shares of our common stock owned or treated as owned directly by an individual Non-U.S. Holder (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in his or her gross estate for U.S. federal estate tax purposes and may be subject to U.S. federal estate tax unless an applicable estate tax treaty provides otherwise.

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UNDERWRITING

General

We have entered into an underwriting agreement with Roth Capital Partners, LLC and Oppenheimer & Co. Inc., acting as the representatives of the several underwriters named below. Subject to certain conditions, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase, the number of shares of common stock provided below opposite their respective names.

Underwriter	Number of Shares
Roth Capital Partners, LLC
Oppenheimer & Co. Inc.
Total

The underwriters are offering the shares of common stock subject to their acceptance of the shares of common stock from us and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock if any such shares are taken. However, the underwriters are not required to take or pay for the shares of common stock covered by the underwriters’ over-allotment option described below.

Over-Allotment Option

We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of                 additional shares of common stock to cover over-allotments, if any, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering of the shares of common stock offered by this prospectus supplement and the accompanying . If the underwriters exercise this option, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above for which the option has been exercised.

Discount, Commissions and Expenses

The underwriters have advised us that they propose to offer the shares of common stock to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $     per share. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $      per share to certain brokers and dealers. After this offering, the initial public offering price, concession and reallowance to dealers may be changed by the representatives. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement. The shares of common stock are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

The following table shows the underwriting discount payable to the underwriters by us on a per share and aggregate basis in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase additional shares.

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Full Exercise of Over-Allotment Option
Public offering price	$	$	$
Underwriting discount	$	$	$

We estimate that expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $0.3 million. We have agreed to reimburse the underwriters for certain out-of-pocket expenses up to a maximum of $100,000. We have also agreed to pay a fee equal to $50,000 to Craig-Hallum Capital Group LLC for financial advisory services in relation to the offering. In no event will the total compensation payable to the underwriters and any other member of the Financial Industry Regulatory Authority, Inc. (or FINRA) or independent broker-dealer (including any financial advisor) in connection with the sale of the common stock offered hereby exceed 8.0% of the gross proceeds of this offering.

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Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-Up Agreements

We and our officers, directors and certain of our stockholders have agreed, subject to limited exceptions, for a period of 45 days (90 days for us) after the date of this prospectus supplement, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock either owned as of the date of the underwriting agreement or thereafter acquired without the prior written consent of the representatives. The applicable lock-up period may be extended if (1) during the last 17 days of the applicable lock-up period, we issue an earnings release or material news or a material event regarding us occurs or (2) prior to the expiration of the applicable lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the applicable lock-up period, then the period of such extension will be 18 days, beginning on the issuance of the earnings release or the occurrence of the material news or material event. If after any announcement described in clause (2) of the preceding sentence, we announce that we will not release earnings results during the 16-day period, the lock-up period shall expire the later of the expiration of the applicable lock-up period and the end of any extension of such period made pursuant to clause (1) of the preceding sentence. The representatives may, in their sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

·	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

·	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

·	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

·	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, once commenced, will not be discontinued without notice.

Listing and Transfer Agent

Our common stock is listed on the NYSE MKT and trades under the symbol “IG.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

Electronic Distribution

This prospectus supplement and the accompanying prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters or by their affiliates. Other than this prospectus

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supplement and the accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or any underwriter in its capacity as an underwriter, and should not be relied upon by investors.

Other

From time to time, certain of the underwriters and/or their affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

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NOTICE TO INVESTORS

Notice to Investors in the United Kingdom

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any securities which are the subject of the offering contemplated by this prospectus supplement and the related prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any such securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)           by the underwriter to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive); or

(d)           in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of these securities shall result in a requirement for the publication by the issuer or the underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any such securities to be offered so as to enable an investor to decide to purchase any such securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented, warranted and agreed that:

(a)           it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the FSMA)) received by it in connection with the issue or sale of any of the securities in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)           it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

European Economic Area

In particular, this document does not constitute an approved prospectus in accordance with European Commission’s Regulation on Prospectus no. 809/2004 and no such prospectus is to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (being the Directive of the European Parliament and of the Council 2003/71/EC and including any relevant implementing measure in each Relevant Member State) (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date) an offer of securities to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to such securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of securities to the public in that Relevant Member State at any time:

•           to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•           to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in the last annual or consolidated accounts; or

•           in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the

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offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State. For these purposes the shares offered hereby are “securities.”

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available over the Internet at the SEC’s website at http://www.sec.gov. Our common stock is quoted on NYSE MKT under the trading symbol “IG.”

The SEC allows “incorporation by reference” into this prospectus supplement of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference the following documents which we have filed with the SEC:

·	our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 31, 2014;

·	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as filed with the SEC on May 15, 2014;

·	our Current Reports on Form 8-K, as filed with the SEC on February 27, 2014, March 31,2014, March 31, 2014, April 2, 2014, June 4, 2014 and June , 2014;

·	our Definitive Proxy Statement on Form DEF 14A filed on April 17, 2014 May 3, 2013; and

·	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 9, 1988, including any amendments or reports filed thereafter for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock.

All documents and reports that we file (as opposed to furnish) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of this offering shall be deemed incorporated into this prospectus supplement.

You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later will automatically supersede the information in this prospectus supplement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement.

We will provide without charge to each person to whom this prospectus supplement is delivered, upon written or oral request, a copy of any and all of the documents that have been or may be incorporated by reference in this prospectus supplement. You should direct requests for documents to:

IGI Laboratories, Inc.

105 Lincoln Avenue

Buena, New Jersey08310

(856) 697-1441

Attention: Chief Financial Officer

We also maintain a website at www.igilabs.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 and for each of the two years in the period ended December 31, 2013, and the financial statement schedule included in our Annual Report on Form 10-K for the year ended December 31, 2013, and incorporated by reference in this prospectus supplement and have been audited by EisnerAmper LLP, independent registered public accountants, as indicated in their report with respect thereto and is incorporated by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

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PROSPECTUS

IGI LABORATORIES, INC.

$35,000,000

Common Stock

We may, from time to time at prices and on terms to be determined at or prior to the time of one or more offerings, issue up to $35,000,000 of our common stock as described in this prospectus.

This prospectus describes the general terms of our common stock and the general manner in which the common stock will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which the common stock will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our common stock is listed on the NYSE MKT under the symbol “IG.” On June 12, 2014, the last reported sale price of our common stock was $5.62 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE MKT or any securities market or other securities exchange of the common stock covered by the prospectus supplement. Prospective purchasers of our common stock are urged to obtain current information as to the market price of our common stock, where applicable.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described on page 6 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used by us to offer or sell our common stock unless accompanied by a prospectus supplement.

Our common stock may be sold directly by us to investors, through agents designated from time to time or to or through agents, underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our common stock with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such common stock and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 16, 2014.

You should read this prospectus and the documents incorporated by reference carefully before you invest. Such documents contain important information you should consider when making your investment decision. See “Incorporation of Documents by Reference” on page 11. You should rely only on the information provided in this prospectus or documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of the date of this prospectus and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock, in one or more offerings, with a total value of up to $35,000,000. This prospectus provides you with a general description of the common stock we may offer. Each time we offer common stock under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of our common stock, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of common stock under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of common stock. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus or any prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our common stock, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “IGI Laboratories,” “the Company,” “we,” “us,” “our” and similar terms refer to IGI Laboratories, Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our common stock under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our common stock involves risks. Therefore, carefully consider the risk factors on page 6 of this prospectus and in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our common stock. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our common stock.

Our Business

IGI Laboratories, Inc. is a developer, manufacturer, and marketer of topical formulations. Our goal is to become a leader in the generic topical pharmaceutical market. Under our IGI label, we sell generic topical pharmaceutical products that are bioequivalent to their brand name counterparts. We also provide development, formulation, and manufacturing services to the pharmaceutical, over-the-counter (OTC) and cosmetic markets.

Currently, we have two platforms for growth:

•	Manufacturing, developing, and marketing a portfolio of generic pharmaceutical products in our own label in topical dosage forms; and

•	increasing our current contract manufacturing and formulation services business.

In addition, we will continue to explore ways to accelerate our growth through the creation of unique opportunities from the acquisition of additional intellectual property, and the expansion of the use of our existing intellectual property, including our licensed Novasome® technology.

In December 2012, we completed the implementation of our commercial infrastructure and launched our first generic topical pharmaceutical products under the IGI label. To date, we have filed fifteen Abbreviated New Drug Applications, or ANDAs, with the United States Food and Drug Administration, or FDA for additional pharmaceutical products. On March 12, 2014, we received our first approval from the FDA for an ANDA for the generic equivalent for lidocaine hydrochloride USP 4% topical solution. On May 7, 2014, we received tentative approval for our second ANDA, the generic equivalent for diclofenac sodium topical solution 1.5%. We expect to continue to expand our presence in the generic topical pharmaceutical market through the filing of additional ANDAs with the FDA and the subsequent launch of products as these applications are approved. Our target is to file at least ten ANDAs in 2014 through our internal research and development program. We will also seek to license or acquire further products, intellectual property, or ANDAs to expand our portfolio. On February 1, 2013, we acquired assets and intellectual property, including an ANDA, for econazole nitrate cream 1%, which we launched in September 2013.

We also develop, manufacture, fill, and package topical semi-solid and liquid products for branded and generic pharmaceutical customers as well as the OTC and cosmetic markets. These products are used in a wide range of applications from cosmetics and cosmeceuticals to the prescription treatment of conditions like dermatitis, psoriasis, and eczema.

Corporate Information

Our principal executive offices are located at 105 Lincoln Avenue, Buena, New Jersey 08310, and our telephone number at that address is (856) 697-1441.

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Offerings Under This Prospectus

Under this prospectus, we may offer shares of our common stock with a total value of up to $35,000,000 from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the common stock we may offer. Each time we offer common stock under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the common stock.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the common stock directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of common stock. If we offer common stock through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

This prospectus may not be used to consummate a sale of any common stock unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our common stock involves risk. The prospectus supplement applicable to each offering of our common stock will contain a discussion of the risks applicable to an investment in IGI Laboratories. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus contains such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be made directly in this prospectus, and they may also be made a part of this prospectus by reference to other documents filed with the SEC which is known as “incorporation by reference.”

Words such as “may,” “anticipate,” “estimate,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. All forward-looking statements are management’s present expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking statements might include one or more of the following:

•	anticipated results of financing activities;

•	anticipated agreements with marketing partners;

•	anticipated clinical trial timelines or results;

•	anticipated research and product development results;

•	projected regulatory timelines;

•	descriptions of plans or objectives of management for future operations, products or services;

•	forecasts of future economic performance; and

•	descriptions or assumptions underlying or relating to any of the above items.

Please also see the discussion of risks and uncertainties under the heading “Risk Factors” above.

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In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to IGI Laboratories or to any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with common stock offered pursuant to this prospectus. Unless we indicate otherwise in the applicable prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, research and development expenses, general and administrative expenses, manufacturing expenses, potential acquisitions of companies, technologies and properties that complement our business (although we are not currently party to any binding agreements or commitments with respect to any such acquisitions) and working capital.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with common stock offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

We may set forth additional information on the use of net proceeds from the sale of common stock we offer under this prospectus in a prospectus supplement relating to the specific offering.

DILUTION

We will set forth in a prospectus supplement, when applicable, the following information regarding any material dilution of the equity interests of investors purchasing common stock in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

PLAN OF DISTRIBUTION

We may offer common stock under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the common stock (1) through underwriters or dealers, (2) through agents or (3) directly to one or more purchasers, or through a combination of such methods. We may distribute the common stock from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the common stock being offered by this prospectus. We may also designate agents to solicit offers to purchase the common stock from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the common stock.

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If we utilize a dealer in the sale of the common stock being offered by this prospectus, we will sell the common stock to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the common stock being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, we or the purchasers of the common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase common stock from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of common stock sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the common stock covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the common stock is also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such common stock not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NYSE MKT. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NYSE MKT or any securities market or other securities exchange of the common stock covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for the common stock.

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In order to facilitate the offering of the common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing the common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

SECURITIES WE MAY OFFER

The description of the common stock contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the common stock that we may offer. We will describe in the applicable prospectus supplement relating to any common stock the particular terms of the common stock offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the common stock may differ from the terms we have summarized below. We will also include information in the prospectus supplement, where applicable, about material United States federal income tax considerations relating to the common stock, and the securities exchange, if any, on which the common stock will be listed.

This prospectus may not be used to consummate a sale of common stock unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 60,000,000 shares of common stock, $0.01 par value per share. As of June 2, 2014, 47,122,121 shares of common stock were issued and outstanding. The following descriptions of our common stock and provisions of our amended and restated certificate of incorporation, as amended, and amended and restated by-laws are only summaries, and we encourage you to review complete copies of these documents, which have been filed as exhibits to our periodic reports with the SEC.

Transfer Agent

Our transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Listing

Our common stock is listed for quotation on the NYSE MKT under the symbol “IG.”

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Dividends, Voting Rights and Liquidation

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of this offering will be fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of our dissolution or liquidation, holders of common stock will be entitled to receive all of our assets available for distribution to such holders, subject to any preferential rights of any then outstanding preferred stock.

Delaware Law and Certain Charter and By-law Provisions

The provisions of (1) Delaware law, (2) our amended and restated certificate of incorporation, as amended, and (3) our amended and restated bylaws discussed below could discourage or make it more difficult to accomplish a proxy contest or other change in our management or the acquisition of control by a holder of a substantial amount of our voting stock. It is possible that these provisions could make it more difficult to accomplish, or could deter, transactions that stockholders may otherwise consider to be in their best interests or in our best interests. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. Such provisions also may have the effect of preventing changes in our management.

Delaware Statutory Business Combinations Provision. We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies.

For purposes of Section 203, a “business combination” is defined broadly to include a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and, subject to certain exceptions, an “interested stockholder” is a person who, together with his or her affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation’s voting stock.

Advance Notice Provisions for Stockholder Proposals and Stockholder Nominations of Directors. Our amended and restated bylaws provide that, for nominations to the board of directors or for other business to be properly brought by a stockholder before a meeting of stockholders, the stockholder must first have given timely notice of the proposal in writing to our Secretary. For an annual meeting, a stockholder’s notice generally must be delivered not less than 60 days nor more than 90 days prior to the anniversary of the previous year’s annual meeting. For a special meeting, the notice must generally be delivered not earlier than the close of business 90 days prior to such special meeting and not later than the close of business on the later of 60 days prior to the special meeting or 15 days following the day on which public announcement is first made of the special meeting and of the nominees proposed by the board of directors to be elected at such special meeting. Detailed requirements as to the form of the notice and information required in the notice are specified in the amended and restated bylaws. If it is determined that business was not properly brought before a meeting in accordance with our bylaw provisions, such business will not be conducted at the meeting.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will provide us with an opinion as to the legal matters in connection with the common stock we are offering.

EXPERTS

EisnerAmper LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on EisnerAmper LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The documents we are incorporating by reference as of their respective dates of filing are:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 31, 2014;

•	Our Quarterly Report on Form 10-Q filed with the SEC on May 15, 2014;

•	Our Current Report on Form 8-K filed with the SEC on February 27, 2014;

•	Our Current Report on Form 8-K filed with the SEC on June 4, 2014;

•	Our definitive Proxy Statement relating to our 2014 annual meeting of stockholders filed on April 17, 2014;

•	The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on June 9, 1988, including any amendments or reports filed thereafter for the purpose of updating such description in which there is described the terms, rights and provisions applicable to our common stock; and

•	Any other filings pursuant to the Exchange Act after the date of filing the initial registration statement and prior to the termination of the offering.

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You may request, orally or in writing, a copy of these filings, which will be provided to you at no cost, by writing or calling us at: 105 Lincoln Avenue, Buena, New Jersey, telephone (856) 697-1441. Information about us is also available at our website at http://www.igilabs.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus, such statements shall not be deemed incorporated in this prospectus except as so modified or superseded.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and prior to the termination of this offering are incorporated by reference and become a part of this prospectus from the date such documents are filed. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any subsequent filed document modifies or supersedes such statement.

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Shares

Common Stock

PROSPECTUS SUPPLEMENT

June            , 2014

Joint Book-Running Managers

Roth Capital Partners	Oppenheimer & Co.